Exhibit 10.19

A request for confidential treatment has been made with respect to portions of the following document that are marked with [*]. The redacted portions have been filed separately with the SEC.

First Amendment to Development and Manufacturing Services Agreement

This first amendment to the DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT (hereinafter referred to as the “First Amendment”) is entered into between the QuaDPharma, LLC, a Delaware Limited Liability Company (“QuaDPharma”); and Anterios, Inc., a Delaware corporation, with offices located at 60 East 42nd St, New York, New York 10165 (“Anterios”); and is made as of April 23, 2015.

Background

Anterios and QuaDPharma are parties to a DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT that was effective August 17, 2011 (the “Services Agreement”).

Anterios and QuaDPharma desire to amend the Services Agreement to extend the agreement.

Therefore, Anterios and QuaDPharma hereby agree as follows:

I              Paragraph 14.1 of the Services Agreement, “Term,” is replaced in its entirety with the following:

Term. This Agreement will take effect as of the Effective Date and, unless earlier terminated pursuant to this Section 14, will expire on the later of (a) [*], or (b) the completion of Services under the last Work Order executed by the parties prior to the [*] anniversary of the Effective Date. The term of this Agreement may be extended continuously for additional [*] year periods upon mutual written agreement at least [*] prior to the expiration of the then current term.

IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment effective as of the date first above written.

QUADPHARMA, LLC		ANTERIOS, INC.

By:	/s/ Stephen A. Panaro, Ph.D.	By:	/s/ Jon Edelson, MD
Name:	Stephen A. Panar, Ph.D	Name:	Jon Edelson, MD
Title:	President & COO	Title:	CEO & President

Date:	04/24/2015	Date:	4/25/2015